Exhibit 10.4
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
2013 DIRECTOR EQUITY AND INCENTIVE PLAN
ARTICLE I
PURPOSE
The purposes of the American Equity Investment Life Holding Company 2013 Director Equity and Incentive Plan (as it may be amended, the “Plan”) are to provide long-term incentives to the Directors of the Company, to align the interests of such individuals with those of the Company's shareholders and to assist the Company in recruiting, retaining and motivating qualified individuals to serve as Directors.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1“Administrator” shall have the meaning provided in Section 10.1 hereof.
2.2“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, controls or is controlled by the Company, or (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
2.3“Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award or an award of Stock Appreciation Rights, which may be awarded or granted under the Plan.
2.4“Award Agreement” shall mean the written notice, agreement, contract or other instrument or document evidencing an Award, including through an electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.5“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
2.6“Board” shall mean the Board of Directors of the Company.
2.7“Change in Capitalization” shall have the meaning provided in Section 3.2(a) hereof.
2.8“Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:
(a)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described paragraph (c) below;
(b)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
(c)    there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or
(d)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
2.9“Code” shall mean the Internal Revenue Code of 1986, as amended, including any related regulations.
2.10“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article X hereof.
2.11“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
2.12“Company” shall mean American Equity Investment Life Holding Company, an Iowa corporation and any successor corporation.
2.13“Director” or “Non-Employee Director” shall mean a member of the Board who is not an Employee, as constituted from time to time.
2.14“Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
2.15“Effective Date” shall mean the date on which the Plan is adopted by the Board, provided that any such adoption requiring shareholder approval is subject to approval by the vote of the shareholders of the Company within twelve (12) months after such adoption by the Board.
2.16“Eligible Individual” shall mean any natural person who is a Non-Employee Director.
2.17“Employee” shall mean any officer or other employee of the Company or any Affiliate.
2.18“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.19“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a)if the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in “pink sheets” published by the National Daily Quotation Bureau;
(c)if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(d)if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be determined by the Committee in good faith.
2.20“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof.
2.21“Participant” shall mean an Eligible Individual who has been granted an Award.
2.22“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company.
2.23“Plan” shall have the meaning set forth in Article I.
2.24“Restricted Stock” shall mean an Award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.25“Restricted Stock Unit” shall mean a contractual right awarded under Article VII hereof to receive in cash or Shares the Fair Market Value of a Share of Common Stock.
2.26“Section 409A” means Section 409A of the Code, including the treasury regulations thereunder and other applicable Internal Revenue Service guidance.
2.27“Securities Act” shall mean the Securities Act of 1933, as amended.
2.28“Share Limit” shall have the meaning provided in Section 3.1 hereof.
2.29“Shares” shall mean shares of Common Stock.
2.30“Stock Appreciation Right” shall mean a stock appreciation right granted under Article VIII hereof.
2.31"Substitute Award” means any Award granted in assumption of, or in substitution for, an award of a company or business (that is not, prior to the applicable transaction, an Affiliate) acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

ARTICLE III
SHARES SUBJECT TO THE PLAN
3.1Number of Shares. Subject to Sections 3.2 hereof, the maximum number of Shares available for issuance under the Plan (the “Share Limit”) shall be 250,000 Shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. Shares delivered or deliverable in connection with a Substitute Award shall not be deemed granted or issued under the Plan for purposes of Section 3.1.
3.2Adjustments.
(a)In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares or the Share price (any such occurrence or event, a “Change in Capitalization”), the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights, if any, to reflect such change with respect to (i) the aggregate number and kind of shares or other securities that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate value equal to the Fair Market Value of the Shares covered by such Award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator's determinations pursuant to this Section 3.2(a) shall be final, binding and conclusive.
(b)No action shall be taken under this Section 3.2 which shall cause an Award to fail to comply with Section 409A or an exemption therefrom, to the extent applicable to such Award.
ARTICLE IV
GRANTING OF AWARDS
4.1Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.
4.3Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE V
OPTIONS
5.1Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.
5.3Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised.
5.4Option Vesting.
(a)The terms and conditions pursuant to which an Option vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more performance goals, or any other criteria selected by the Administrator. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.
(b)No portion of an Option which is unexercisable at a Participant's termination of service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Option.
5.5Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and no Option may be exercised for less than one hundred (100) Shares.
5.6Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements established by the Administrator, by providing written notice of exercise accompanied by paying the full exercise price to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in one or more of the following manners: (i) cash or check, (ii) Shares (including Shares issuable pursuant to the exercise of the Option) having a Fair Market Value on the date of exercise equal to the aggregate payments required, or (iii) other form of legal consideration acceptable to the Administrator (including cashless exercise via a broker).
ARTICLE VI
RESTRICTED STOCK
6.1Grant of Restricted Stock.
(a)The Administrator is authorized to grant Restricted Stock to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b)The Award Agreement shall set forth the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

6.2Rights as Shareholders. Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided herein or in the Award Agreement, all the rights of a shareholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof, and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that, the Award Agreement may provide that any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3 hereof.
6.3Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of a Change in Capitalization) shall be subject to restrictions and vesting requirements as set forth in the Award Agreement. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability. Such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as set forth in the Award Agreement, including, without limitation, criteria based on the Participant's continuing to serve as a Director, Company or individual performance or other criteria set forth in the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
6.4Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
6.5Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1Grant of Restricted Stock Units.
(a)The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate. The Award Agreement shall set forth the time and form of payment of each Award of Restricted Stock Units.
(b)The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become non-forfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and non-forfeitable Restricted Stock Unit.
ARTICLE VIII
STOCK APPRECIATION RIGHTS
8.1Grant of Stock Appreciation Rights.
(a)The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.
(b)Each Award of Stock Appreciation Rights shall entitle the Participant to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the

Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or set forth in the Award Agreement. Such amount shall be payable in Shares or in cash, as determined by the Administrator. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.
8.2Stock Appreciation Right Vesting.
(a)The terms and restrictions pursuant to which a Stock Appreciation Right vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more performance goals or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vest; provided that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.
(b)No portion of an Awarded Stock Appreciation Right which is unexercisable at a Participant's termination of service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.
8.3Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right subject to applicable requirements established by the Administrator.
8.4Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised.
8.5No Net Share Counting. Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan under Section 3.1 regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights.
ARTICLE IX
ADDITIONAL TERMS OF AWARDS
9.1Change in Control. Unless otherwise set forth in an Award Agreement, in the event of a Change in Control, each Award shall become fully vested and, if applicable, exercisable and the restrictions, payment conditions and forfeiture conditions applicable to any such Award granted shall lapse.
9.2Transferability of Awards.
(a)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.
(b)No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect.

(c)During the lifetime of the Participant, only the Participant may exercise an Award. After the death of the Participant, any exercisable portion of an Award may be exercised by the Participant's personal representative or by any individual empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.
(d)Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Options, Restricted Stock, Restricted Stock Units and/or Stock Appreciation Rights to be transferred to a member of a Participant's immediate family or to a trust or similar vehicle for the benefit of a Participant's immediate family members.
9.3Conditions to Issuance of Shares.
(a)Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any laws, regulations, or requirements.
(b)All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a trading window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
9.4Prohibition on Repricing. Except as provided in Section 3.2, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without shareholder approval.
9.5Death or Disability. Unless the Administrator or Award Agreement provides otherwise, if a Participant's service as a director is terminated because of death or Disability, his or her Award privileges, including any Awards the vesting of which have been accelerated pursuant to the provisions below, shall expire unless exercised within one (1) year after the date that his or her service was terminated; provided, however, nothing contained herein shall be construed to extend the ultimate term of the Award beyond its original term. In the event of the death of the Participant, his or her Awards may be exercised by the Participant's designated beneficiary. Unless the Administrator or Award Agreement provides otherwise, all Awards of Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights, in each case held by a Participant immediately prior to the Participant's death or termination of service as a director as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable and any restrictions with respect to such Awards shall lapse; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A.

ARTICLE X
ADMINISTRATION
10.1Administrator. Except to the extent determined by the Board, the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the “Administrator.” Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 10.l or otherwise provided in any charter of the Committee.
10.2Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 11.1 hereof.
10.3Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a)Designate Eligible Individuals to receive Awards;
(b)Determine the type or types of Awards to be granted to Eligible Individuals;
(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e)Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)Decide all other matters that must be determined in connection with an Award;
(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
10.4Decisions Binding. The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

10.5Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards or to take other administrative actions pursuant to this Article X. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE XI
MISCELLANEOUS PROVISIONS
11.1Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without shareholder approval, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Awards contained in Section 9.4, or (vi) make other changes which require approval by the shareholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan may adversely modify any individual's rights under an outstanding Award unless such individual consents to the modification in writing.
11.2Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
11.3Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
11.4Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Iowa without regard to conflicts of laws thereof.
11.5Section 409A. The Plan and Awards are intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated service with the Company for purposes of the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided to the Participant pursuant to the Plan which constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A.
11.6No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.
11.7Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
11.8Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
11.9Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
11.10Expenses. The expenses of administering the Plan shall be borne by the Company.
11.11Term of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date; provided, however, any Awards that are outstanding as of the date of the Plan's termination shall remain in effect, and the terms of the Plan shall apply until such Awards terminate as provided in the applicable Award Agreements.